Exhibit 99.1

                       Anaren Reports 1st Quarter Results

    SYRACUSE, N.Y., Oct. 23 /PRNewswire-FirstCall/ -- Anaren, Inc.
(Nasdaq: ANEN) today reported results for the first quarter ended September 30, 2003. Net sales from continuing operations for the quarter were $18.3 million, down 5% from net sales of $19.2 million for the first quarter of fiscal year 2003, and down 1% from net sales of $18.5 million for the fourth quarter of fiscal 2003. Operating income for the first quarter was $1.1 million, unchanged from the first quarter of last year, and up $1.0 million sequentially from the fourth quarter of fiscal 2003. Income from continuing operations for the first quarter was $1,197,000, or $0.05 per diluted share compared to $1.3 million, or $0.06 per diluted share in the first quarter of fiscal 2003 and $399,000, or $0.02 per diluted share in the fourth quarter of fiscal 2003. Net income for the first quarter was $1.8 million, or $0.08 per diluted share compared to net income of $146,000, or $0.01 per diluted share for the first quarter of fiscal 2003 and a net loss of $(3.5) million, or $(0.16) per diluted share for the fourth quarter of fiscal 2003.

    Lawrence A. Sala, Chairman and CEO said, "despite the anticipated decline in net sales, income from operations improved to 6% of net sales for the quarter. The improved operating profitability over the fourth quarter of fiscal 2003 was a direct result of the business and product line restructuring that we have accomplished over the last several quarters and the absence of restructuring charges in the first quarter."

    Effective for the first quarter ended September 30, 2003, the results of operations for Anaren Europe for both the current and prior year first quarters and the fourth quarter of fiscal 2003, including all sales and expenses, have been reclassified as discontinued operations in the income statements. Net income for the quarter included income from discontinued operations of $587,000 due to a $1.8 million tax benefit associated with the closure of Anaren Europe.


    Balance Sheet

    Cash, cash equivalents and marketable debt and equity securities at September 30, 2003 were $126 million. In the first quarter, the company generated $1.4 million in positive operating cash flow and repurchased 282,000 shares of its common stock for approximately $3.3 million.


    Wireless Group

    In the Wireless Group, net sales for the quarter were $11.5 million, down 3% from the first quarter of fiscal year 2003, and down 2.1% sequentially from the fourth quarter of fiscal 2003. Mr. Sala noted that, "the decline in net sales from the fourth quarter is the result of our decision to eliminate unprofitable products where we were unable to establish a sustainable competitive advantage. We continue to capture design wins in both our standard component and custom assembly wireless product lines and believe that we are well positioned for growth in our Wireless Group."


    Space and Defense Group

    Space and Defense Group net sales for the quarter were $6.7 million, down 8% from the first quarter of last year and relatively unchanged sequentially from the fourth quarter of fiscal 2003. Space and Defense new orders for the quarter totaled $11.2 million resulting in a book-to-bill ratio of 1.67 to 1.0 for the quarter. New orders for the quarter included an award from Lockheed Martin for Passive Ranging Subsystems for the Aurora Incremental Modernization Project (AIMP) of Canada's fleet of CP-140 Aurora maritime-patrol aircraft. The Space and Defense backlog at September 30, 2003 was $30.8 million, compared to $26.3 million at June 30, 2003.


    Discontinued Operations

    On July 10, 2003, the company announced its decision to dispose of its Anaren Europe operation. During the first quarter, the company ceased production at Anaren Europe and liquidated substantially all of the assets of that operation. The results from discontinued operations for the first quarter ended September 30,2003 include a loss on the sale of the manufacturing and office equipment of $782,000 and a federal tax benefit of $1.8 million related to the closure of Anaren Europe. It is anticipated that an additional $600,000 to $700,000 of expenses from discontinued operations will be incurred over the next 3 to 6 months.


    Forward-Looking Statements

    The statements contained in this news release which are not historical information are "forward-looking statements". These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment. Such factors include, but are not limited to: current unpredictable wireless market conditions; decline in demand for company products; order cancellations; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability; successfully securing new design wins from our OEM customers, our ability to successfully finalize the shutdown of our Anaren Europe operations which may result in additional costs related to disposal of its assets, environmental clean-up, termination of Anaren Europe's facility lease and other related issues; unpredictable difficulties or delays in the development of new products; the risks associated with any technological shifts away from the company's technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; foreign currency fluctuations; diversion of defense spending away from the company's products and or technologies due to on-going military operations; and litigation involving our ownership interest in Celeritek or a potential transaction with Celeritek, or involving antitrust, intellectual property, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2003 Annual Report, Anaren's Form 10-K for the fiscal year ended June 30, 2003 and Anaren's Form 10-Q for the three months ended September 30, 2003 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.


    Conference Call

    Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) and ccbn.com at http://www.streetevents.com on Thursday, October 23, 2003 at 5:00 p.m. EDT. A replay of the conference call will be available at 8:00 p.m. (EDT) beginning October 23, 2003 through midnight October 26, 2003. To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and international at 1-719-457-0820. The access code is 732715. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-800-474-8920 and International is 1-719-457-2727.


    Company Background

    Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.



                        Anaren, Inc. and Subsidiaries
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                                           Three Months Ended
                             Sept. 30, 2003  Sept. 30, 2002  June 30, 2003

    Net sales                   $18,270,673     $19,197,817    $18,484,189

    Cost of sales                12,311,778      13,008,271     12,848,536
    Gross profit                  5,958,895       6,189,546      5,635,653

    Operating expenses:
      Marketing                   1,585,466       1,597,483      1,513,557
      Research and development    1,421,782       1,401,061      1,422,212
      General and administrative  1,838,399       2,140,563      2,104,724
      Restructuring                      --              --        498,821
        Total operating expenses  4,845,647       5,139,107      5,539,314

    Operating income              1,113,248       1,050,439         96,339

    Other income (expense):
    Interest expense                 (2,972)        (19,522)       (10,182)
    Other, primarily
     interest income                467,976         647,011        443,282
       Total other income, net      465,404         627,489        433,100

    Income from continuing
     operations
     before income taxes          1,578,252       1,677,928        529,439
    Income taxes                    381,000         378,000        130,456
    Income from continuing
     operations                   1,197,252       1,299,928        398,983
    Discontinued operations:
      Loss from discontinued
       operations of Anaren
       Europe                    (1,213,345)     (1,483,722)    (4,041,158)
      Income tax benefit         (1,800,000)       (330,000)      (186,456)
      Income (loss) on
       discontinued
       operations                   586,655      (1,153,722)    (3,854,702)

      Net Income (loss)          $1,783,907        $146,206     (3,455,719)

    Basic earnings per share:
      Income from continuing
       operations                     $0.05           $0.06          $0.02
      Income (loss) from
       discontinued
       operations                     $0.03          ($0.05)        ($0.18)
      Net income (loss)               $0.08           $0.01         ($0.16)

    Diluted earnings per share:
      Income from continuing
       operations                     $0.05           $0.06          $0.02
      Income (loss) from discontinued
       operations                     $0.03          ($0.05)        ($0.18)
      Net income (loss)               $0.08           $0.01         ($0.16)

    Shares used in computing net income
     per share:
      Basic                      21,757,734      22,331,289     21,996,915

      Diluted                    22,352,927      22,811,612     21,996,915


                        Anaren, Inc. and Subsidiaries
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                                             Three Months Ended
                               Sept. 30, 2003  Sept. 30, 2002  June 30, 2003

    Net sales                          100.0%          100.0%         100.0%

    Cost of sales                       67.4%           67.8%          69.5%
    Gross profit                        32.6%           32.2%          30.5%

    Operating expenses:
      Marketing                          8.7%            8.3%           8.2%
      Research and development           7.8%            7.3%           7.7%
      General and administrative        10.0%           11.1%          11.4%
      Restructuring                      0.0%            0.0%           2.7%
        Total operating expenses        26.5%           26.7%          30.0%

    Operating income                     6.1%            5.5%           0.5%

    Other income (expense):
      Interest expense                  (0.0%)          (0.1%)         (0.1%)
      Other, primarily interest income   2.6%            3.4%           2.4%
        Total other income
         (expense), net                  2.6%            3.3%           2.3%

    Income from continuing operations
     before income taxes                 8.7%            8.8%           2.8%
    Income taxes                         2.1%            2.0%           0.7%
    Income from continuing operations    6.6%            6.8%           2.1%
    Discontinued operations:
      Income (loss) from discontinued
      operations of Anaren Europe, net of
      income tax benefit of $1,800,000,
      $330,000 and 0, respectively       3.2%           (6.0%)        (20.8%)
    Net income (loss)                    9.8%            0.8%         (18.7%)


                                 Anaren, Inc.
                    Consolidated Condensed Balance Sheets
                                 (Unaudited)

                                              Sept. 30, 2003  June 30, 2003
    Assets:
    Cash, cash equivalents and short-term
     investments                                 $93,990,403   $104,328,938
    Accounts receivable, net                      10,655,163      9,317,941
    Other receivables                              4,887,733      1,699,409
    Inventories                                   15,250,744     15,671,659
    Other current assets                           2,296,634      2,367,341
      Total current assets                       127,080,677    133,385,288

    Net property, plant and equipment             21,244,637     23,639,821
    Marketable debt securities                    31,830,102     23,394,382
    Goodwill                                      30,715,861     30,715,861
    Other intangibles                              1,828,540      1,953,424
    Total assets                                $212,699,817   $213,088,776

    Liabilities and stockholders' equity

    Liabilities:

    Accounts payable                              $4,556,868     $4,380,459
    Accrued expenses                               2,111,987      2,477,670
    Other liabilities                                688,353        292,128

      Total current liabilities                    7,357,208      7,150,257

    Other non-current liabilities                  5,427,348      5,341,114
      Total liabilities                           12,784,556     12,491,371

    Stockholders' equity:
    Retained earnings                             45,074,050     43,290,143
    Common stock and additional paid-in capital  168,924,633    168,680,383
    Accumulated comprehensive loss                  (590,619)    (1,216,961)
      Less cost of treasury stock                (13,492,803)   (10,156,160)
      Total stockholders' equity                 199,915,261    200,597,405

    Total liabilities and stockholders' equity  $212,699,817   $213,088,776


                        ANAREN, INC. AND SUBSIDIARIES
               Consolidated Condensed Statements of Cash Flows
                              Three Months Ended
                         September 30, 2003 and 2002
                                 (Unaudited)

    Cash flows from operating activities:                 2003          2002
      Net income                                    $1,783,907      $146,206
      Adjustments to reconcile net income (loss)
       to net cash provided by operating activities:
        Depreciation                                   997,964     1,182,230
        Loss on sale of equipment                      782,289            --
        Amortization of intangibles                    124,885       124,885
        Provision for doubtful accounts                (10,148)           --

        Deferred income taxes                           38,100      (298,442)
        Unearned compensation                           71,550       159,177
        Changes in operating assets and liabilities (2,375,313)      820,585
          Net cash provided by operating activities  1,413,234     2,134,641
    Cash flows from investing activities:
      Capital expenditures                           (878,447)    (2,116,052)
      Net maturities of marketable debt and
       equity securities                               (22,553)    4,156,029
          Net cash used in investing activities       (901,000)    2,039,977
    Cash flows from financing activities:
      Stock options exercised                          172,701            --
      Purchase of treasury stock                    (3,336,643)     (593,700)
      Net cash used in financing activities         (3,163,942)     (593,700)

      Effect of exchange rates                          12,274       (75,328)
          Net decrease in cash
           and cash equivalents                     (2,639,434)    3,505,590
    Cash and cash equivalents at
     beginning of period                            11,062,662    12,565,424
    Cash and cash equivalents at end of period     $ 8,423,228  $ 16,071,014



SOURCE  Anaren, Inc.
    -0-                             10/23/2003
    /CONTACT: Lawrence A. Sala, President & CEO, or Joseph E. Porcello, VP of Finance, both of Anaren, Inc., +1-315-432-8909/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO /
    /Web site:  http://www.anaren.com /
    (ANEN)

CO:  Anaren, Inc.
ST:  New York
IN:  MTC HEA
SU:  ERN CCA